SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 6, 2005

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c) On September 6, 2005, the Company’s Board of Directors elected David F. Dougherty, age 49, to the position of President and Chief Operating Officer of the Company. Mr. Dougherty has served as Executive Vice President, Convergys Global Information Group, one of the Company’s business units, since 2003. Previously, he was Chief Development Officer of the Company from 2000-2002 and President of Convergys Customer Management Group, one of the Company’s business units, from 1995-2000.

Effective September 6, 2005, James F. Orr, age 59, will be Chairman and Chief Executive Officer of the Company. Previously he was Chairman, President and Chief Executive Officer of the Company, from 2000-2005.

Mr. Dougherty has previously entered into an Employment Agreement with the Company, a description of the material terms of which are incorporated herein by reference to page 23 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2005, and a copy of which agreement is incorporated herein by reference to Exhibit 10.6 to the Company’s 2004 Annual Report on Form 10-K.

Effective September 9, 2005, John C. Freker, the President of Convergys Customer Management Group, one of the Company’s business units, will leave the Company.

On September 6, 2005, Steven G. Rolls, age 50, was elected Executive Vice President with responsibility for the Company’s Employee Care and Finance and Accounting outsourced businesses. Previously, he was Executive Vice President Global Customer Management and Employee Care from 2004-2005 and Chief Financial Officer from 1998-2003. He will continue to report directly to Mr. Orr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II Senior Vice President, General Counsel and Secretary

Date: September 7, 2005

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